As filed with the Securities and Exchange Commission on June 26, 2026.

Registration No. 333-__________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

1st Source Corporation
(Exact name of registrant as specified in its charter)

Indiana (State or other jurisdiction of incorporation or organization)	35-1068133 (I.R.S. Employer Identification Number)
100 North Michigan Street South Bend, Indiana (Address of Principal Executive Offices)	46601 (Zip Code)
1st Source Corporation 1982 Executive Incentive Plan
1st Source Corporation 1982 Restricted Stock Award Plan
1st Source Corporation Strategic Deployment Incentive Plan
(Full title of the plan)

Brian S. Duba
Senior Vice President, General Counsel and Secretary
1st Source Corporation
100 North Michigan Street
South Bend, Indiana 46601
(Name and address of agent for service)

(574) 235-2000
(Telephone number, including area code, of agent for service)

With copies to:
David P. Hooper, Esq.
Barnes & Thornburg LLP
11 S. Meridian Street
Indianapolis, Indiana 46204
(317) 231-7333

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company.  See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), to register a total of 1,860,323 shares of common stock, without par value (“Common Stock”), of 1st Source Corporation (the “Registrant”) issued or issuable under the 1st Source Corporation 1982 Executive Incentive Plan, as amended (the “Amended EIP Plan”), the 1st Source Corporation 1982 Restricted Stock Award Plan, as amended (the “Amended Restricted Stock Plan”), and the 1st Source Corporation Strategic Deployment Incentive Plan, as amended and restated (the “Amended SDIP,” and collectively with the Amended EIP Plan and the Amended Restricted Stock Plan, the “Plans”), as further described below.  The Plans were approved by the Board of Directors of the Registrant, acting through the Executive Compensation and Human Resources Committee, on February 15, 2026, and, on April 23, 2026, by the shareholders of the Registrant.  This Registration Statement on Form S-8 is being filed for the purpose of registering (i) 1,250,000 shares of Common Stock that may be issued pursuant to the Amended EIP Plan; (ii) 500,000 shares of Common Stock that may be issued pursuant to the Amended Restricted Stock Plan; (iii) 100,000 shares of Common Stock that may be issued pursuant to the Amended SDIP; and (iv) 10,323 shares of Common Stock that are being offered for resale by the selling shareholder named in the reoffer prospectus described below.

This Registration Statement also includes a reoffer prospectus (the “reoffer prospectus”) prepared in accordance with General Instruction C of Form S-8 and in accordance with the requirements of Part I of Form S-3.  This reoffer prospectus may be used for the reoffer and resale of up to 10,323 shares of Common Stock on a continuous or delayed basis that may be deemed to be “restricted securities” and/or “control securities” within the meaning of the Securities Act, and the rules and regulations promulgated thereunder, that are being offered for resale by the selling shareholder named in the reoffer prospectus.  These shares consist of Common Stock held by the selling shareholder which were previously issued to him under the Amended SDIP.  The inclusion of these shares in this Registration Statement does not necessarily represent a present intention by the selling shareholder to sell any or all such shares of common stock.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

We will send or give to participants in the Plans the document(s) containing the information specified by Part I of this Registration Statement as specified in Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”).  We are not filing such document(s) with the Commission but such document(s) constitute (along with the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of this Registration Statement), a prospectus that meets the requirements of Section 10(a) of the Securities Act.

This Registration Statement also includes a reoffer prospectus with respect to the Amended SDIP only prepared in accordance with Part I of Form S-3 under the Securities Act, and pursuant to General Instruction C to Form S-8. The reoffer prospectus included in this Registration Statement is being filed herewith pursuant to General Instruction E of Form S-8 and may be used for reoffers and resales of shares of the Registrant’s Common Stock by the selling shareholder named therein that have been issued or are issuable pursuant to awards granted under the Amended SDIP.

REOFFER PROSPECTUS

We have issued certain shares of our common stock, without par value (“Common Stock”), offered hereby to Christopher J. Murphy III (the “Selling Shareholder”) pursuant to the 1st Source Corporation Strategic Deployment Incentive Plan, as amended (formerly known as the 1998 Performance Compensation Plan) (the “Amended SDIP”).  The Selling Shareholder may offer some or all of the shares issued to him under the plan for sale from time to time at prices and terms negotiated in individual transactions or in brokers transactions negotiated immediately prior to sale. We will not receive any proceeds from such sales. The Selling Shareholder and any broker-dealers who participate in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), in which event commissions received by such brokers may be deemed to be underwriting commissions under the Securities Act.

This reoffer prospectus relates to 10,323 shares of the Common Stock of 1st Source Corporation (the “Registrant”) that may be offered and resold from time to time by the Selling Shareholder identified in the prospectus for his own accounts. The shares are “restricted securities” under the Securities Act prior to the effectiveness of the registration statement filed in conjunction with this reoffer prospectus. The reoffer prospectus has been prepared for the purpose of registering the shares under the Securities Act to allow for future sales by the Selling Shareholder to the public. It is anticipated that the Selling Shareholder will offer shares for sale on the Nasdaq Global Select Market at the prevailing prices on the date of sale. The Selling Shareholder will bear all sales commissions and similar expenses. We have paid the costs of filing this registration statement with the Securities and Exchange Commission (the “Commission” or “SEC”) and will pay the costs of registering or qualifying the shares under the securities laws of any jurisdiction where such registration or qualification is necessary. We estimate the expenses of this offering, which we will incur, including registration fees, legal fees, transfer agent fees, and printing costs, but excluding underwriting discounts and commissions which shall be paid by Selling Shareholder, will not exceed $10,000.

Our common stock is traded on the NASDAQ Global Select Market under the symbol SRCE. On June 24, 2026, the last reported price of our Common Stock on such market was $80.27 per share.

Investing in our common stock involves risks. Please see “Risk Factors” beginning on page 1.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 26, 2026.

ABOUT THIS PROSPECTUS

We have prepared this reoffer prospectus as part of a registration statement on Form S-8 under the Securities Act relating to the resale of 10,323 shares of Common Stock issued to the Selling Shareholder pursuant to the Amended SDIP, any or all of which shares may be offered for sale by the Selling Shareholder from time to time. This prospectus has been prepared in accordance with the requirements of Form S-3 under the Securities Act pursuant to General Instruction C of Form S-8 solely with regard to the resale of the shares by the Selling Shareholder. Unless the context indicates otherwise any of the terms “we,” “us,” and “our” include and refer to 1st Source Corporation.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including information incorporated into this prospectus by reference, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, assumptions, estimates, intentions, and future performance, and involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements.

All statements other than statements of historical fact are statements that could be forward-looking statements. Words such as “believe”, “contemplate”, “seek”, “estimate”, “plan”, “project”, “anticipate”, “assume”, “expect”, “intend”, “targeted”, “continue”, “remain”, “will”, “should”, “indicate”, “would”, “may,” “possible” and other similar expressions are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. Forward-looking statements provide current expectations or forecasts of future events and are not guarantees of future performance, nor should they be relied upon as representing management’s views as of any subsequent date. The forward-looking statements are based on our expectations and are subject to a number of risks and uncertainties.

We can give no assurance that any of the events anticipated by the forward-looking statements will occur or, if any of them does, what impact such occurrence will have on our results of operations and financial condition. We disclaim any intent or obligation to publicly update or revise any forward-looking statements, regardless of whether new information becomes available, future developments occur or otherwise.

RISK FACTORS

Investing in our securities involves a high degree of risk. Please see the risk factors described under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2025, as well as any updated risk factors described in our Annual Report on Form 10-K or Quarterly Report on Form 10-Q which we may file with the Commission in the future, all of which are incorporated by reference in this prospectus and in any accompanying prospectus supplement.

Before making an investment decision, you should carefully consider these risks as well as information we include or incorporate by reference in this prospectus and in any accompanying prospectus supplement. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that currently seem immaterial may also affect our business operations. You should also consider the other important factors that can affect our business discussed under the caption “Special Note Regarding Forward-Looking Statements.”

USE OF PROCEEDS

We will not receive any proceeds from the sale of the securities by the Selling Shareholder pursuant to this prospectus.

SELLING SHAREHOLDER

The Selling Shareholder may sell, from time to time, a total of up to 10,323 shares issued pursuant to the Amended SDIP. The Selling Shareholder is Christopher J. Murphy III. The following table sets forth certain information regarding the beneficial ownership of Common Stock by the Selling Shareholder as of June 26, 2026, and the number of shares being offered by this prospectus.

Name & Position	Number of Shares Beneficially Owned Prior to Offering(1)	Number of Shares Offered	After Offering, Presuming All Shares Offered Are Sold	Percentage of Outstanding Shares
Christopher J. Murphy III Executive Chairman of the Board	4,366,608	10,323	4,356,285	18.10%
(1)
Based upon information furnished by the Selling Shareholder as of June 26, 2026.  Under applicable regulations, shares are deemed to be beneficially owned by a person if he directly or indirectly has or shares the power to vote or dispose of the shares, whether or not he has any economic interest with respect to the shares.  Includes shares beneficially owned by the Selling Shareholder’s spouse which may be attributed to the Selling Shareholder, and also includes shares held under the Amended SDIP.

PLAN OF DISTRIBUTION

The Selling Shareholder may sell the shares from time to time on the Nasdaq Global Select Market, or otherwise, at prices and terms then prevailing or at prices related to the then current market price, or in negotiated transactions. Further, the Selling Shareholder may choose to dispose of the shares offered under this prospectus by gift to a third party or as a donation to a charitable or other non-profit entity. The Selling Shareholder expects to employ brokers or dealers to participate. Brokers or dealers will receive commissions or discounts from the Selling Shareholder or from purchasers in amounts to be negotiated immediately prior to the sale, which commissions and discounts are not expected to deviate from the usual and customary brokers’ commissions. In connection with any sales, the Selling Shareholder and any brokers participating in such sales may be deemed to be underwriters within the meaning of the Securities Act. Neither we nor the Selling Shareholder expect to employ, utilize or otherwise engage any finders to assist in the sales of the shares.

We have advised the Selling Shareholder that the anti-manipulation rules of Regulation M under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) may apply to sales of shares in the market and to the activities of the Selling Shareholder and his affiliates. In addition, we will make copies of this reoffer prospectus available to the Selling Shareholder and have informed him of the possible need for delivery of copies of this reoffer prospectus to purchasers on or prior to sales of the shares offered under this reoffer prospectus. The Selling Shareholder may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act. Any securities covered by this reoffer prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under those rules rather than pursuant to this reoffer prospectus. There is no assurance that the Selling Shareholder will offer for sale or sell any or all of the shares registered pursuant to this prospectus.

LEGAL MATTERS

The validity of the shares of Common Stock offered hereby have been passed upon for us by Barnes & Thornburg LLP.

EXPERTS

The consolidated financial statements of 1st Source Corporation (the “Company”) as of December 31, 2025 and 2024 and for each of the years in the three-year period ended December 31, 2025, and the effectiveness of the Company’s internal control over financial reporting as of December 31, 2025, have been audited by Forvis Mazars, LLP, independent registered public accounting firm, as set forth in their reports thereon, included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, and incorporated in this Part 1 of this registration statement on Form S-8 (“incorporated herein”) by reference.  Such consolidated financial statements and management’s assessment of internal control (which is included in the Management Report on Internal Control over Financial Reporting) have been incorporated herein by reference in reliance upon such reports pertaining to such consolidated financial statements and the effectiveness of the Company’s internal control over financial reporting given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC.  Our SEC filings are available to the public on the SEC’s Internet website at http://www.sec.gov.  Those filings are also available to the public on our corporate website at http://www.1stsource.com. The information on the websites listed above is not and should not be considered part of this prospectus and is not incorporated by reference in this document. Those websites are and are only intended to be inactive textual references.

INCORPORATION BY REFERENCE

We incorporate by reference into this prospectus the documents listed below and any filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering of the securities under this prospectus; provided, however, that we are not incorporating any information furnished under either Item 2.02 or Item 7.01 of any current report on Form 8-K. The information incorporated by reference into this prospectus is considered a part of this prospectus, and information that we file later with the Commission, prior to the termination of the offering of Common Stock under this prospectus, will automatically update and supersede the previously filed information.

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the Commission on February 17, 2026;
(b)	The Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2026, filed with the Commission on April 23, 2026;
(c)	The Registrant’s Current Reports on Form 8-K filed with the Commission on February 23 and April 24, 2026;
(d)	All other reports filed by the Registrant with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 2025;
(e)
The information from the Registrant’s Definitive Proxy Statement on Schedule 14A filed with the Commission on March 13, 2026 specifically incorporated by reference into the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025; and

(f)
The description of the Registrant’s Common Stock contained in Exhibit 4.1 to the Registrant’s Form 10-Q for the fiscal quarter ended September 20, 2022, filed with the Commission on October 20, 2022, together with any amendment or report filed with the Commission for the purpose of updating such description.

You may request a copy of these filings (other than exhibits to documents, unless the exhibits are specifically incorporated by reference into the documents that this prospectus incorporates), at no cost, by writing to or telephoning us at the following address:

1st Source Corporation
100 North Michigan Street
South Bend, Indiana 46601
(574) 235-2000

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The following documents that the Registrant has filed with the Commission under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) are incorporated by reference into this Registration Statement:

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the Commission on February 17, 2026;
(b)	The Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2026, filed with the Commission on April 23, 2026;
(c)	The Registrant’s Current Reports on Form 8-K filed with the Commission on February 23 and April 24, 2026;
(d)	All other reports filed by the Registrant with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 2025;
(e)
The information from the Registrant’s Definitive Proxy Statement on Schedule 14A filed with the Commission on March 13, 2026 specifically incorporated by reference into the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025; and

(f)
The description of the Registrant’s Common Stock contained in Exhibit 4.1 to the Registrant’s Form 10-Q for the fiscal quarter ended September 20, 2022, filed with the Commission on October 20, 2022, together with any amendment or report filed with the Commission for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act subsequent to the effective date of this Registration Statement, and prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered hereby have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.  In no event, however, shall any information that the Registrant discloses under Item 2.02 or Item 7.01 of any Current Report on Form 8-K, which the Registrant may furnish to the Commission from time to time, be incorporated by reference into, or otherwise become a part of, this Registration Statement.  Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

Item 4.  Description of Securities.

Not applicable.

Item 5.  Interests of Named Experts and Counsel.

Not applicable.

Item 6.  Indemnification of Directors and Officers.

The Registrant is an Indiana corporation.  The Registrant’s officers and directors (and those who have agreed to such positions) are entitled to be indemnified under Indiana law and the Registrant’s Restated Articles of Incorporation (the “Restated Articles”) against certain liabilities and expenses. Chapter 37 of the Indiana Business Corporation Law (the “IBCL”) requires a corporation, unless its articles of incorporation provide otherwise, to indemnify a director or an officer of the corporation who is wholly successful, on the merits or otherwise, in the defense of any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal, against reasonable expenses, including counsel fees, incurred in connection with the proceeding. The IBCL also permits a corporation to indemnify a director or an officer who is made a party to a proceeding because the individual was a director or an officer of the corporation against liability incurred in the proceeding if the individual’s conduct was in good faith and the individual reasonably believed, in the case of conduct in the individual’s official capacity with the corporation, that the conduct was in the corporation’s best interests, and in all other cases, that the individual’s conduct was at least not opposed to the corporation’s best interests. In a criminal proceeding, the individual must also either have had reasonable cause to believe the individual’s conduct was lawful or no reasonable cause to believe the individual’s conduct was unlawful. The IBCL also permits a corporation to pay for or reimburse reasonable expenses incurred before the final disposition of a proceeding and permits a court of competent jurisdiction to order a corporation to indemnify a director or officer if the court determines that the person is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not the person met the standards for indemnification otherwise provided in the IBCL.

The Restated Articles provide for mandatory indemnification of officers and directors (and those who have agreed to such positions) if they are wholly successful on the merits of a proceeding and satisfy the standards of conduct specified by the IBCL set forth in the preceding paragraph.  The Restated Articles also provide that any director or officer of the Registrant or any person who is serving at the request of the registrant as a director or officer of another entity shall be indemnified and held harmless by the Registrant to the same extent as the Registrant’s directors and officers.  In any proceeding, an officer or director is entitled to be indemnified against all liabilities and expenses related to the proceeding, including attorneys’ fees, judgments, fines, penalties, and amounts paid or to be paid in settlement.  The Restated Articles also provide such persons with certain rights to be paid or reimbursed for expenses incurred in defending any such proceeding in advance of the final disposition.  The Restated Articles also provide that the Registrant has the discretion to indemnify employees and agents to the same extent, and on the same basis, as it is required to indemnify its officers and directors.

The Registrant’s Bylaws, as amended (the “Bylaws”), provide for mandatory indemnification of officers and directors against all liability, including any obligation to pay a judgment, settlement, penalty, excise tax, or fine, and against reasonable expenses, including counsel fees, actually incurred by such person in his or her official capacity, provided that such person is determined in the manner specified in Section 6.3 of the Bylaws to have met certain standards of conduct. The standard of conduct for any act or omission is: (1) in the case of any criminal proceeding, the person either had reasonable cause to believe that the person’s conduct was lawful, or had no reasonable cause to believe the person’s conduct was unlawful; or (2) in all non-criminal proceedings, either (a)(i) the person’s conduct was in good faith, and (ii) the person reasonably believed (A) in the case of conduct in the person’s official capacity, that the person’s conduct was in the Registrant’s best interest, or, (B) in all other cases, that the person’s conduct was not opposed to the Registrant’s best interests; or (b) the person’s breach of or failure to act in accordance with the standard set forth in this subsection (2)(a) above did not constitute willful misconduct or recklessness. A person’s conduct with respect to an employee benefit plan for a purpose which the person reasonably believed to be in the interests of the participants in and beneficiaries of the plan is conduct that satisfies the requirements of this subsection (2)(a)(i)(B). The termination of a proceeding by judgment, order, agreement, or settlement, or upon conviction or a plea of nolo contendere, or the equivalent of any of the foregoing, is not, of itself, determinative that the person did not meet the standard of conduct. The Bylaws authorize the Registrant to maintain insurance to protect itself and any director, officer, employee, or agent of the Registrant against expense, liability, or loss, whether or not the Registrant would have the power to indemnify such person against such expense, liability, or loss under the IBCL or pursuant to its Restated Articles. The Registrant currently maintains such insurance.

The foregoing is only a general summary of certain aspects of the IBCL and the Registrant’s Restated Articles and Bylaws dealing with indemnification of directors and officers, and does not purport to be complete. It is qualified in its entirety by reference to the detailed provisions of those sections of the IBCL referenced above and the Registrant’s Restated Articles and Bylaws.

Item 7.  Exemption from Registration Claimed.

The shares issued to the Selling Shareholder covered by the reoffer prospectus which is a part of this registration statement were issued in reliance upon the exemption from registration contained in Section 4(a)(2) of the Securities Act by the Registrant pursuant to the Amended SDIP. These issuances were deemed to be exempt from registration under the Securities Act pursuant to Section 4(a)(2) as transactions that did not involve any public offering, or were deemed not to require registration under the Securities Act since such issuance did not involve the sale of such securities.

This Item 7 is not applicable with respect to any other shares of Common Stock registered pursuant to this registration statement.

Item 8.  Exhibits.

Exhibit No.	Exhibit

4.1
Restated Articles of Incorporation of 1st Source Corporation (incorporated herein by reference to Exhibit 3(a) of the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017 filed with the Commission on February 16, 2018).

4.2
Bylaws of 1st Source Corporation, as amended as of October 19, 2023 (incorporated herein by reference to Exhibit 3(b) of the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2023 filed with the Commission on October 19, 2023).

4.3
Certificate of Designations of Fixed Rate Cumulative Perpetual Preferred Stock, Series A of 1st Source Corporation (incorporated herein by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K filed with the Commission on January 23, 2009).

4.4*	Form of Common Stock Certificates of the Registrant.
5.1*	Opinion of Barnes & Thornburg LLP regarding legality of the securities being registered.
23.1*	Consent of Forvis Mazars, LLP.
23.2*	Consent of Barnes & Thornburg LLP (included in Exhibit 5.1).
24.1*	Powers of Attorney (included on signature pages).
99.1
1st Source Corporation 1982 Executive Incentive Plan, as amended (incorporated herein by reference to Exhibit 10(c) of the Registrant’s Current Report on Form 8-K filed with the Commission on April 24, 2026).

99.2
1st Source Corporation 1982 Restricted Stock Award Plan, as amended (incorporated herein by reference to Exhibit 10(d) of the Registrant’s Current Report on Form 8-K filed with the Commission on April 24, 2026).

99.3
1st Source Corporation Strategic Deployment Incentive Plan, as amended and restated (incorporated herein by reference to Exhibit 10(e) of the Registrant’s Current Report on Form 8-K filed with the Commission on April 24, 2026).

107*	Filing Fee Table.
*
Filed herewith.

Item 9. Undertakings.
(a)
The undersigned Registrant hereby undertakes:
(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)
To include any prospectus required by Section 10(a)(3) of the 1933 Act;
(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.
(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b)
The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South Bend, Indiana on June 26, 2026.

1ST SOURCE CORPORATION
By:	/s/ Andrea G. Short
Andrea G. Short President and Chief Executive Officer

POWER OF ATTORNEY
 KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Andrea G. Short and Brett A. Bauer, and each of them, either of whom may act without the joinder of the other, as such person’s true and lawful attorney‑in‑fact and agent, with full power of substitution, to sign on his or her behalf, individually and in each capacity stated below, any amendment, including post‑effective amendments, to this registration statement, including any registration statement filed pursuant to Rule 462(b) which is related to this registration statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or would do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the dates indicated.

Signature	Title	Date

/s/ Christopher J. Murphy III
Christopher J. Murphy III	Executive Chairman of the Board	June 26, 2026
/s/ Andrea G. Short
Andrea G. Short	President and Chief Executive Officer (Principal Executive Officer), and Director	June 26, 2026
/s/ Brett A. Bauer
Brett A. Bauer	Executive Vice President, Treasurer and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	June 26, 2026
/s/ John F. Affleck-Graves
John F. Affleck-Graves	Director	June 26, 2026
/s/ Melody Birmingham
Melody Birmingham	Director	June 26, 2026
/s/ Daniel B. Fitzpatrick
Daniel B. Fitzpatrick	Director	June 26, 2026
/s/ Tracy D. Graham
Tracy D. Graham	Director	June 26, 2026
/s/ Christopher J. Murphy IV
Christopher J. Murphy IV	Director	June 26, 2026
/s/ Timothy K. Ozark
Timothy K. Ozark	Director	June 26, 2026
/s/ Todd F. Schurz
Todd F. Schurz	Director	June 26, 2026
/s/ Mark D. Schwabero
Mark D. Schwabero	Director	June 26, 2026
/s/ Ronda Shrewsbury
Ronda Shrewsbury	Director	June 26, 2026
/s/ Isaac P. Torres
Isaac P. Torres	Director	June 26, 2026